Exhibit VI.II: Pledge and Security Agreement among Donald J. Trump, Trump Casinos, Inc. and Citibank, N.A., dated April 17, 1996.

EXHIBIT VI.II
- -------------


                                PLEDGE AGREEMENT


          PLEDGE AGREEMENT, dated April 17, 1996, made by Donald J. Trump ("DJT") and each of the DJT Entities (as defined in the Agreement referred to below) listed on the signature pages hereof (DJT and each such DJT Entity being hereinafter referred to individually as a "Pledgor" and collectively as the "Pledgors"), to Citibank, N.A., as agent for the lenders party to the Agreement referred to below (in such capacity, the "Agent").



                              W I T N E S S E T H:
                              --------------------

          WHEREAS, DJT has entered into an Amendment, Restatement and Consolidation of Recourse Claims Agreement, dated as of April 11, 1996, with the lenders party thereto (the "Lenders") and the Agent (said Agreement, as it may be amended or otherwise modified from time to time, being the "Agreement" and capitalized terms not defined herein but defined therein being used herein as therein defined); and

          WHEREAS, each Pledgor is the legal and beneficial owner of the shares of capital stock and certificated partnership interests described in Schedule I hereto as being owned by such Pledgor and issued by the issuers named therein (the "Pledged Shares"); and

          WHEREAS, it is a condition precedent to the effectiveness of the Agreement that the each Pledgor shall have made the pledge contemplated by this Agreement;

          NOW, THEREFORE, in consideration of the premises, each Pledgor hereby agrees with the Agent on behalf and for the benefit of the Secured Parties as follows:

SECTION 1.    Pledge.  Each Pledgor hereby pledges to the Agent on behalf and
              ------
for the benefit of the Secured Parties, and grants to the Agent on behalf and for the benefit of the Parties a security interest in, the following (the "Pledged Collateral"):

          (i) all of the Pledged Shares;

         (ii) all additional shares of stock or other securities of any issuer of the Pledged Shares from time to time acquired by such Pledgor in any manner and all shares of stock or other securities of any Person who, after the date of this Agreement, becomes, as a result of any occurrence, a DJT Entity (any such shares being "Additional Shares");

        (iii) the certificates representing the shares referred to in clauses
     (i) and (ii) above; and

         (iv) all dividends, distributions, cash, instruments and other property or proceeds, from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing.

     SECTION 2.  Security for Obligations.  This Pledge Agreement secures and
                 ------------------------
the Pledged Collateral is security for the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of, and the performance of, the Obligations, whether now or hereafter existing and whether for principal, interest, fees, expenses or otherwise.

     SECTION 3.    Delivery of Pledged Collateral.  All certificates or
                   ------------------------------
instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of the Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Agent, except that the Pledged Shares indicated on Schedule I hereto as being subject to a first lien in favor of Donaldson, Lufkin and Jenrette, Inc. ("DLJ") are being delivered to DLJ as agent and bailee for the Agent. The Agent shall have the right, at any time in its discretion and without notice to any Pledgor, to transfer to or to register in its name or in the name of any of its nominees any or all of the Pledged Collateral. In addition, the Agent shall have the right at any time to exchange certificates or instruments representing or evidencing any of the Pledged Collateral for certificates or instruments of smaller or larger denominations.

     SECTION 4.    Representations and Warranties.  Each Pledgor makes the
                   -------------------------------
following representations:

     (a) The Pledged Shares owned by such Pledgor (i) have been duly authorized and validly issued; (ii) are fully paid and non-assessable; and (iii) constitute the percentage of the issued and outstanding shares of stock or partnership interests of the respective issuers thereof set forth on Schedule I.

     (b) Such Pledgor is the legal and beneficial owner of the Pledged Collateral associated with the Pledged Shares described on Schedule I as being owned by such Pledgor free and clear of any Lien, except for the Lien created by this Pledge Agreement, the Liens of DLJ referred to in the DLJ Intercreditor Agreement and the Liens of Bankers Trust Company referred to in the BT Intercreditor Agreement.

     (c) The pledge of the Pledged Shares pursuant to this Pledge Agreement creates a valid and perfected first priority (or, in the case of the Pledged Shares indicated on Schedule I as being subject to a first lien in favor of DLJ, second priority) security interest in the Pledged Collateral, in favor of the Agent on behalf and for the ratable benefit of the Secured Parties securing the payment of all of the Obligations.

     (d) No consent, authorization, approval, or other action by, and no notice to or filing with, any Governmental Authority is required either (i) for the pledge by such Pledgor of the Pledged Collateral owned by such Pledgor pursuant to this Pledge Agreement or for the due execution, delivery or performance of this Pledge Agreement by such Pledgor, or (ii) for the exercise by the Agent of the voting or other rights provided for in this Pledge Agreement or of the remedies in respect of the Pledged Collateral pursuant to this Pledge Agreement, except for any required approval of the Casino Control Commission or the Division of Gaming Enforcement or as may be required in connection with the disposition of the Pledged Collateral by laws affecting the offering and sale of securities generally.

     SECTION 5.    Further Assurances, Etc.
                   ------------------------
     (a) Each Pledgor agrees that at any time and from time to time, at the cost and expense of such Pledgor, such Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Agent may request, in order to perfect and protect the Lien granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

     (b) Each Pledgor agrees to defend the title to the Pledged Collateral and the Lien thereon of the Agent against the claim of any other Person and to maintain and preserve such Lien until indefeasible payment in full of all of the Obligations.

     SECTION 6.    Voting Rights; Dividends; Etc.
                   ------------------------------
     (a) As long as no Default or Event of Default shall have occurred and be continuing (or, in the case of subsection (a)(i) of this Section 6, as long as no notice thereof shall have been given by the Agent to DJT):

          (i) Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral owned by such Pledgor or any part thereof for any purpose not inconsistent with the terms of this Pledge Agreement or any other Loan Document; provided, however,
                                                          --------- --------
     that such Pledgor shall not exercise o shall refrain from exercising any such right if such action would have a material adverse effect on the value of the Pledged

     Collateral or any part thereof; and provided, further, that Trump Taj Mahal, Inc. shall give the Agent at least five Business Days' written notice of the manner in which it intends to exercise, or its reasons for refraining from exercising, any such right.

         (ii) Each Pledgor shall be entitled to receive and retain any and all dividends and other distributions paid in respect of the Pledged Collateral owned by such Pledgor, other than any and all

              (A) dividends and other distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral,

              (B) dividends and other distributions paid or payable in cash in respect of any Pledged Shares or Additional Pledged Shares in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

              (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Collateral,

     all of which shall be forthwith delivered to the Agent to hold as Pledged Collateral and shall, if received by any Pledgor, be received in trust for the benefit of the Agent, be segregated from the other property or funds of such Pledgor, and be forthwith delivered to the Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

         (iii) The Agent shall execute and deliver (or cause to be executed and delivered) to any Pledgor all such proxies and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or other distributions which it is authorized to receive and retain pursuant to paragraph (ii) above.

     (b) Upon the occurrence and during the continuance of a Default or an Event of Default:

          (i) Upon notice by the Agent to DJT, all rights of any Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6(a)(i) above shall cease, and all such rights shall thereupon become vested in the Agent who shall thereupon have the sole right to exercise such voting and other consensual rights.

         (ii) All rights of any Pledgor to receive the dividends and other distributions which it would otherwise be authorized to receive and retain pursuant to Section 6(a)(ii) above shall cease, and all such rights shall thereupon become vested in the Agent who shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends and other distributions.

         (iii) All dividends and other distributions which are received by any Pledgor contrary to the provisions of paragraph (ii) of this Section 6(b) shall be received in trust for the benefit of the Agent, shall be segregated from other funds of such Pledgor and shall be forthwith paid over to the Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

          (iv) Each Pledgor shall, if necessary to permit the Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 6(b)(i) above and to receive all dividends and distributions which it may be entitled to receive under Section 6(b)(ii) above, execute and deliver to the Agent, from time to time and upon written notice of the Agent, appropriate proxies, dividend payment orders and other instruments as the Agent may reasonably request. The foregoing shall not in any way limit the Agent's power and authority granted pursuant to Section 8 hereof.

     SECTION 7.    Transfers and Other Liens; Additional Shares.
                   ---------------------------------------------

     (a) Each Pledgor agrees that it will not (i) sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Pledged Collateral, or (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for the Lien created pursuant to this Pledge Agreement and the Liens referred to in Section 4(b) hereof.

     (b) Each Pledgor agrees that it will (i) cause each issuer of the Pledged Shares not to issue any shares of stock or other securities in substitution for or, in the case of a DJT Entity, in addition to, the Pledged Shares, except, with the written consent of the Majority Lenders, to such Pledgor, (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all Additional Shares, and (iii) promptly (and in any event within three Business Days) deliver to the Agent a Pledge Amendment, duly executed by such Pledgor, in substantially the form of Schedule II hereto (a "Pledge

Amendment"), in respect of the Additional Shares, together with all certificates or other instruments representing or evidencing the same. Each Pledgor hereby
(i) authorizes the Agent to attach each Pledge Amendment to this Pledge Agreement, (ii) agrees that all Additional Shares listed on any Pledge Amendment delivered to the Agent shall for all purposes hereunder constitute Pledged Shares, and (iii) is deemed to have made, upon such delivery, the representations and warranties contained in Section 4 hereof with respect to such Pledged Collateral.

     SECTION 8. Agent Appointed Attorney-in-Fact and Proxy.  Each Pledgor hereby
                ------------------------------------------
irrevocably constitutes and appoints the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact and proxy with full irrevocable power and authority in the place and stead of such Pledgor and in the name of such Pledgor or in its own name, from time to time in the Agent's discretion, for the purpose of carrying out the terms of this Pledge Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which the Agent may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to such Pledgor representing any dividend or other distribution or payment in respect of the Pledged Collateral or any part thereof, to give full discharge for the same, and to vote or grant any consent in respect of the Pledged Shares authorized by Section 6(b) hereof. Each Pledgor hereby ratifies, to the extent permitted by law, all that any said attorney shall lawfully do or cause to be done by virtue hereof. This power, being coupled with an interest, is irrevocable until the Obligations are indefeasibly paid in full.

     SECTION 9.  Agent May Perform.  If any Pledgor fails to perform any
                 -----------------
agreement contained herein, the Agent may itself perform, or cause performance of, such agreement, and the expenses of the Agent incurred in connection therewith shall be payable by the Pledgors under Section 12 hereof and constitute Obligations secured hereby.

     SECTION 10.   Reasonable Care.  The Agent shall be deemed to have exercised
                   ---------------
reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Agent accords its own property, it being understood that neither the Agent nor any other Secured Party shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Agent or any other Secured Party has or is deemed to have knowledge of any such matter, or (ii) taking any necessary steps to preserve rights against any Person with respect to any Pledged Collateral.

     SECTION 11.    Remedies upon Default.  If any Event of Default shall have
                    ---------------------
occurred and be continuing:

     (a) The Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party after default under the Uniform Commercial Code (the "Code") in effect in the State of New York at that time, and the Agent may also, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any office of the Agent or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent may deem commercially reasonable. Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to DJT of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor hereby waives any claims against the Agent arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree.

     (b) If the Agent shall determine to exercise its right to sell all or any of the Pledged Collateral pursuant to this Section 11, each Pledgor agrees that, upon request of the Agent, such Pledgor will, at its own cost and expense:

          (i) execute and deliver, and use its best efforts to cause each issuer of the Pledged Shares and its directors, officers and/or partners to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Agent, necessary or advisable to register such Pledged Shares under the provisions of the Securities Act of 1933, as from time to time amended (the "Securities Act"), and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission ("SEC") applicable thereto;

          (ii) use its best efforts to qualify the Pledged Collateral under the state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Pledged Collateral, as requested by the Agent;

          (iii) make available to its security holders, as soon as practicable, an earning statement which will satisfy the provisions of section 11(a) of the Securities Act; and

          (iv) do or cause to be done all such other acts and things as may be necessary to make such sale of the Pledged Collateral or any part thereof valid and binding and in compliance with applicable law.


Each Pledgor further acknowledges the impossibility of ascertaining the amount of damages which would be suffered by the Secured Parties by reason of the failure by such Pledgor to perform any of the covenants contained in this
Section 11 and, consequently, agrees that, if any Pledgor shall fail to perform any of such covenants, it shall pay, as liquidated damages and not as a penalty, an amount equal to the value of the Pledged Collateral on the date the Agent shall demand compliance with this Section.

     (c) Each Pledgor recognizes that, by reason of the aforementioned requirements and certain prohibitions contained in the Securities Act and applicable state securities laws, the Agent may, at its option, elect not to require such Pledgor to register all or any part of the Pledged Collateral and may therefore be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who will agree, among other things, to acquire such securities for their own account, for investment, and not with a view to the distribution or resale thereof. Each Pledgor acknowledges and agrees that any such sale may result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions and, notwithstanding such circumstances, agrees that any such sale shall be deemed to have been made in a commercially reasonable manner. The Agent shall be under no obligation to delay the sale of any of the Pledged Collateral for the period of time necessary to permit any Pledgor to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the issuer of such Pledged Collateral would agree to do so.

     (d) If the Agent determines to exercise its right to sell any or all of the Pledged Collateral, upon written request, each Pledgor shall, from time to time, furnish to the Agent all such information as the Agent may request in order to determine the number of shares and other instruments included in the

Pledged Collateral which may be sold by the Agent as exempt transactions under the Act and rules of the SEC thereunder, as the same are from time to time in effect.

     (e) Any cash held by the Agent as Pledged Collateral and all cash proceeds received by the Agent in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral shall be applied by the Agent:


     First, to the payment of the costs and expenses of such sale, including, without limitation, reasonable expenses of the Agent and its agents including the fees and expenses of its counsel, and all expenses, liabilities and advances made or incurred by the Agent in connection therewith or pursuant to Section 9 hereof;

     Next, to the Secured Parties, pro rata, for the payment in full of the
                                   --- ----
Obligations; and

     Finally, after payment in full of all of the Obligations, as provided in the DLJ Intercreditor Agreement, or the BT Intercreditor Agreement, as applicable, and, to the extent such amounts are not required to be paid to DLJ or Bankers Trust Company pursuant thereto, to the payment to the Pledgor that owns such Pledged Collateral, or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same as a court of competent jurisdiction may direct.

     SECTION 12.    Expenses.  The Pledgors, jointly and severally, will upon
                    --------
demand pay to the Agent the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of the Agent's counsel and of any experts and agents, which the Agent may incur in connection with (i) the administration of this Pledge Agreement, (ii) the custody or preservation of, sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights and remedies hereunder of the Agent and the Secured Parties, or (iv) the failure by any Pledgor to perform or observe any of the provisions hereof.

     SECTION 13.    Security Interest Absolute.  All rights of the Agent and
                    --------------------------
security interests hereunder, and all obligations of the Pledgors hereunder, shall be absolute and unconditional irrespective of:

          (i) any lack of validity or enforceability of any provision of the Agreement, the Notes or any other Loan Document or any other agreement or instrument relating thereto;

         (ii) any change in the time, manner or place of payment of, or in any other term of, or any increase in the amount of, all or any of the Obligations, or any other amendment or waiver of any term of, or any consent to any departure from any requirement of, the Agreement, the Notes or any other Loan Document;

(iii) any exchange, release or non-perfection of any Lien on any other collateral, or any release or amendment or waiver of any term of any guaranty of, or consent to departure from any requirement of any guaranty of, all or any of the Obligations; or

(iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, a borrower or a pledgor.

SECTION 14.    Amendments, Etc.  No amendment or waiver of any provision of this
               ---------------
Pledge Agreement nor consent to any departure by any Pledgor herefrom shall in any event be effective unless the same shall be in writing, approved by the Majority Lenders and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 15.    Addresses for Notices.  All notices and other communications
               ---------------------
provided for hereunder shall be in writing (including telegraphic, telex, telecopy or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered by hand, if to any Pledgor, addressed to DJT on behalf of such Pledgor, and if to any Secured Party, addressed to such Secured Party, in either case at the address specified in the Agreement, or at such other address as shall be designated by DJT or such Secured Party in a written notice to each other party complying as to delivery with the terms of the Agreement. All such notices and other communications shall, when mailed, telegraphed, telexed, telecopied, cabled or delivered, be effective when deposited in the mails, delivered to the telegraph company, confirmed by telex answerback, telecopied with confirmation of receipt, delivered to the cable company or delivered by hand to the addressee or its agent, respectively.

SECTION 16.    Continuing Security Interest; Transfer of Notes or Obligations.
               --------------------------------------------------------------
This Pledge Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until indefeasible payment in full of the Obligations, (ii) be binding upon each Pledgor, its heirs, legal representatives, successors and assigns, and (iii) inure, together with the rights and remedies of the Agent hereunder, to the benefit of and be enforceable by the Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), any Lender may assign or otherwise transfer any Note held by it or Obligation owing to it to any other Person, and such other Person shall thereupon become vested with all the rights in respect thereof granted to such Lender herein or otherwise with respect to such of the Notes or Obligations so transferred or assigned, subject, however, to compliance with the provisions of Section 9.7 of the Agreement in respect of assignments. Upon the indefeasible payment in full of the Obligations, each Pledgor shall be entitled to the return, upon its request and at its expense, of such of the Pledged Collateral owned by such Pledgor as shall not have been sold or otherwise applied pursuant to the terms hereof.

SECTION 17.    Governing Law; Severability; Terms.  This Pledge Agreement shall
               ----------------------------------
be governed by, and be construed and interpreted in accordance with, the law of the State of New York. Wherever possible, each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Pledge Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity and without invalidating the remaining provisions of this Pledge Agreement. Unless otherwise defined herein or in the Agreement, terms defined in Article 9 of the Uniform Commercial Code as in effect in the State of New York are used herein as therein defined.

SECTION 18.    Waiver of Jury Trial.  Each Pledgor waives any right it may have
               --------------------
to a trial by jury in respect of any litigation based on, or arising out of, under or in connection with, this Pledge Agreement or any other Loan Document, or any course of conduct, course of dealing, verbal or written statement or other action of any Loan Party or any Secured Party.

SECTION 19.    Limitation of Liability.  Any term or provision of this Pledge
               -----------------------
Agreement or any other Loan Document to the contrary notwithstanding, as to a DJT Entity the maximum aggregate amount of the Obligations which the Collateral pledged hereby by such DJT Entity shall secure shall not exceed the maximum amount for which such DJT Entity can be liable without rendering this Pledge Agreement and the Liens granted hereunder or any other Loan Document, in each case only as it relates to such DJT Entity, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer.

SECTION 20.    Contribution.  To the extent that, with respect to any DJT
               ------------
Entity, proceeds of Pledged Collateral pledged hereunder by such DJT Entity are applied to payment of the Obligations and the amount of such payment exceeds the amount determined by dividing such DJT Entity's net worth at the date enforcement hereunder is sought by the aggregate net worth at such date of all the DJT Entities who are party to this Pledge Agreement or the Security Agreement, such DJT Entity shall be reimbursed, pursuant to this provision and a comparable provision in the Security Agreement (to which each DJT Entity a party thereto but not hereto is a third party beneficiary), by such other DJT Entities to the end that, if any Pledged Collateral of any DJT Entity is so applied, all DJT Entities who are party to


                                      -11
this Pledge Agreement or the Security Agreement shall contribute to payment of the obligations in the relative proportions of their respective net worths at the date enforcement hereunder is sought.

SECTION 21.    Section Titles.  The Section titles contained in this Pledge
               --------------
Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not part of this Pledge Agreement.

          IN WITNESS WHEREOF, each Pledgor has duly executed and delivered this Pledge Agreement on the date first above written.


DONALD J. TRUMP
TC/GP, INC.
TRUMP CASINOS, INC. (formerly known as TRUMP TAJ MAHAL, INC.)
TRUMP SEASHORE ASSOCIATES, INC.



              /s/
- --------------------------------
By: Donald J. Trump, individually and in his capacity as a duly authorized officer, general partner, or other authorized signatory, as the case may be, of each of the above DJT Entities or of any entity that is a general partner of any entity listed above.


Accepted and Acknowledged:

CITIBANK, N.A., as Agent

By:       /s/
    -----------------------
    Title:

                         SCHEDULE I TO PLEDGE AGREEMENT



               Attached to and forming a part of that certain Pledge Agreement, dated as of April 17, 1996, by Donald J. Trump ("DJTI") and DJT Entities named therein to Citibank, N"A., As Agent.

(Citibank --
Certificated
Interests)                                                                                       Number of       Percentage of
                                                   Class of Stock       Certificate       Par    Shares or       Total
Pledgor                            Issuer            or Interest          No.(s)         Value   Interest        Outstanding
- ---------------------------  -------------------  -----------------  -----------------  -------  -------------   -------------
- ------------------------------------------------------------------------------------------------------------------------------------

DJT                          220 Management       Common                    1           None          100              100
                             Corporation
- -----------------------------------------------------------------------------------------------------------------------------------
DJT                          Bedford Hills        Common                    1           $.01          100              100
                             Corporation
- -----------------------------------------------------------------------------------------------------------------------------------
DJT                          Briarcliff           Common                    1           None          100              100
                             Properties, Inc.
- -----------------------------------------------------------------------------------------------------------------------------------
DJT                          DJT Acquisition      Common                    2           None          100              100
                             Corp.
- -----------------------------------------------------------------------------------------------------------------------------------
DJT                          Mar-a-Lago Club,     Common                    0           None            1              100
                             Inc.
- -----------------------------------------------------------------------------------------------------------------------------------
DJT                          MWJ Corp.            Common                    1           None          100              100
- -----------------------------------------------------------------------------------------------------------------------------------
DJT                          Parc Consulting,     Common                    1           None           50              100
                             Inc.
- -----------------------------------------------------------------------------------------------------------------------------------
DJT                          Reg-Tru Equities,    Common                    1           None          200              100
                             Ltd.
- -----------------------------------------------------------------------------------------------------------------------------------
DJT                          Rink Foods, Inc.     Common                    1           None          100              100
- -----------------------------------------------------------------------------------------------------------------------------------
DJT                          TC/GP, Inc.          Common                    2           $.01          100              100
- -----------------------------------------------------------------------------------------------------------------------------------
DJT                          Trump Hotel          Common                    1           None          100              100
                             Management Corp.
- -----------------------------------------------------------------------------------------------------------------------------------
DJT                          Trump Ice, Inc.      Common                    1           $.01          100              100
- -----------------------------------------------------------------------------------------------------------------------------------
DJT                          Trump                Common                    2           None          100              100
                             Organization, Inc.
- -----------------------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------------------------

DJT                          Trump Payroll Corp.  Common                    1           None               1           100
- ------------------------------------------------------------------------------------------------------------------------------------

DJT                          Trump Plaza          Common                    1           None             100           100
                             Management Corp.
- ------------------------------------------------------------------------------------------------------------------------------------

DJT                          Trump Seashore       Common                    1           None             100           100
                             Associates, Inc.
- ------------------------------------------------------------------------------------------------------------------------------------

DJT                          Trump's Castle       Common                  100           None       1,000,000           100
                             Hotel & Casino,
                             Inc.
- ------------------------------------------------------------------------------------------------------------------------------------

DJT                          Trump Taj Mahal,     Common                    1           None             100
                             Inc. (renamed
                             Trump Casinos,
                             Inc.)
- ------------------------------------------------------------------------------------------------------------------------------------

DJT                          Trump Taj Mahal,     Common                    4           None            .625
                             Inc. (renamed
                             Trump Casinos,
                             Inc.)
- ------------------------------------------------------------------------------------------------------------------------------------

DJT                          Trump Taj Mahal,     Common                    5           None          60.375
                             Inc. (renamed
                             Trump Casinos,
                             Inc.)
- ------------------------------------------------------------------------------------------------------------------------------------

DJT                          Trump Hotels &       Class B Common            2            $.01            800          80
                             Casino Resorts,      Stock
                             Inc.
- ------------------------------------------------------------------------------------------------------------------------------------

DJT                          Trump Hotels &       Limited            4 and 4-A          N/A         21.20679%         21.20679
- ------------------------------------------------------------------------------------------------------------------------------------


- ------------------------------------------------------------------------------------------------------------------------------------

                             Casino Resorts       Partnership                                            interest
                             Holdings, L.P.       Interests                                              (Certificate No.
                                                                                                         4 represents
                                                                                                         99.89004% of
                                                                                                         such interest
                                                                                                         and Certificate
                                                                                                         No. 4-A
                                                                                                         represents
                                                                                                         0.10996% of such
                                                                                                         interest)
- ------------------------------------------------------------------------------------------------------------------------------------

DJT                          Trump Hotels &       Warrant for        W-001              $.01             600,000
                             Casino Resorts,      Common Stock,                         (par value of    (number of underlying
                             Inc.                 exercisable from                      underlying       shares)
                                                  April 17, 1996                        stock)
                                                  through April
                                                  17, 1999 at
                                                  $35.00 per share

- ------------------------------------------------------------------------------------------------------------------------------------

DJT                          Trump Hotels &       Warrant for        W-002              $.01             600,000
                             Casino Resorts,      Common Stock,                         (par value of    (number of underlying
                             Inc.                 exercisable from                      underlying       shares)
                                                  April 17, 1996                        stock)
                                                  through April
                                                  17, 2000 at
                                                  $40.00 per share

- ------------------------------------------------------------------------------------------------------------------------------------

DJT                          Trump Hotels &       Warrant for        W-003              $.01             600,000
                             Casino Resorts,      Common Stock,                         (par value of    (number of underlying
                             Inc.                 exercisable from                      underlying       shares)
                                                  April 17, 1996                        stock)
                                                  through April
                                                  17, 2001 at
                                                  $45.00 per share

- ------------------------------------------------------------------------------------------------------------------------------------

DJT                          Trump's Castle       General                       101     N/A              61.5% GP interest   61.5
                             Associates           Partnership
                                                  Interests
- ------------------------------------------------------------------------------------------------------------------------------------

DJT                          Trump Seashore       General                         3     N/A              99% GP interest     99
                             Associates           Partnership
                                                  Interests
- ------------------------------------------------------------------------------------------------------------------------------------

DJT                          Ultimate Air Corp.   Common                          1     None             1,000               100
- ------------------------------------------------------------------------------------------------------------------------------------

Trump Seashore Associates,   Trump Seashore       General                         4     N/A              1% GP interest      1
- ------------------------------------------------------------------------------------------------------------------------------------


- ------------------------------------------------------------------------------------------------------------------------------------

 Inc.                        Associates           Partnership
- ------------------------------------------------------------------------------------------------------------------------------------

Trump Casinos, Inc. (f/k/a   Trump Hotels &       Class B Common                  3     $.01             200                 20
 Trump Taj Mahal, Inc.)      Casino Resorts,      Stock
                             Inc.
- ------------------------------------------------------------------------------------------------------------------------------------

Trump Casinos, Inc. (f/k/a   Trump Hotels &       General                         6     N/A              4.47082% interest   4.47082

 Trump Taj Mahal, Inc.)      Casino Resorts       Partnership
                             Holdings, L.P.       Interests
- ------------------------------------------------------------------------------------------------------------------------------------

TC/GP, Inc.                  Trump's Castle       Partnership                   102     N/A              37.5% interest      37.5
                             Associates           Interests
- ------------------------------------------------------------------------------------------------------------------------------------
